Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Wanger Advisors Trust:


In planning and performing our audits of the financial statements of Wanger U.S. Smaller Companies, Wanger International Small Cap, Wanger International Select, and Wanger Select (the "Funds") as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
February 17, 2006



                                  Wanger International Select 2005 Annual Report

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders of Wanger International Select Fund:



In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Wanger International Select Fund (a series of the Wanger Advisors Trust, hereinafter referred to as the "Fund") at

December 31, 2005, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with the standards of the

Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The financial highlights of the Fund for the periods ended December 31, 2003 and prior were audited by other independent auditors whose report dated February 6, 2004 expressed an unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP

Chicago, Illinois

February 14, 2006




                               Wanger International Small Cap 2005 Annual Report

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders of Wanger International
Small Cap Fund:



In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Wanger International Small Cap Fund

(a series of the Wanger Advisors Trust, hereinafter referred to as the "Fund")

at December 31, 2005, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with the standards of the

Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Fund for the periods ended December 31, 2003 and prior were audited by other independent auditors whose report dated February 6, 2004 expressed an unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP

Chicago, Illinois

February 14, 2006





                                                Wanger Select 2005 Annual Report

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Trustees and Shareholders of Wanger Select Fund:



In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Wanger Select Fund (a series of the

Wanger Advisors Trust, hereinafter referred to as the "Fund") at December 31,

2005, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the

United States of America. These financial statements and financial highlights

(hereafter referred to as "financial statements") are the responsibility of the

Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with the standards of the Public Company

Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.

We believe that our audit, which included confirmation of securities at December

31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Fund for the periods ended December 31, 2003 and prior were audited by other independent auditors whose report dated February 6, 2004 expressed an unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP

Chicago, Illinois

February 14, 2006





                                Wanger U.S. Smaller Companies 2005 Annual Report

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Trustees and Shareholders of Wanger U.S. Smaller Companies Fund:



In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Wanger U.S. Smaller Companies Fund

(a series of the Wanger Advisors Trust, hereinafter referred to as the "Fund")

at December 31, 2005, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with the standards of the

Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Fund for the periods ended December 31, 2003 and prior were audited by other independent auditors whose report dated February 6, 2004 expressed an unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP

Chicago, Illinois

February 14, 2006





Exhibit 77C



Shareholder Meeting



         A special meeting of the shareholders was held on November 30, 2005 for the purpose of electing nine trustees. A Proxy Statement that described the proposal had been mailed to shareholders of record as of September 28, 2005. The holders of the majority of the shares of the Trust entitled to vote at the meeting elected the following five trustees, by the votes shown below:



         NOMINEE                   FOR                AGAINST       ABSTAIN/BNV*

         -------                   ---                -------       -----------

    Jerome L. Duffy          73,936,669.461       1,967,029.183              0

    Fred D. Hasselbring      73,923,911.414       1,979,787.230              0

    Kathryn A. Krueger       74,060,051.086       1,843,647.558              0

    Ralph Wanger             73,916,921.587       1,986,777.057              0

    Patricia H. Werhane      73,960,075.551       1,943,623.093              0





----------------------

*    "BNVs" or "broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power,

     and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.





735378/D/1 2/24/2006 4:29 PM

Exhibit 77O



Transactions Effected Pursuant to Rule 10f-3

--------------------------------------------

Wanger U.S. Small Cap



1.   Name of Issuer: Momenta Pharmaceuticals



     a.   Date of Purchase: July 21, 2005



     b.   Number of Securities Purchased: 11,000 shares



     c.   Dollar Amount of Purchase: $297,520



     d.   Price per Share: $27.02



     e.   Affiliated Underwriter: Banc of America Securities LLC



     f.   Unaffiliated Underwriter: Morgan Stanley



     g.   Other Members of Underwriting Syndicate: Deutsche Bank Securities,

          S.G. Cowen & Co.



     h.   Commission per Share: $1.05



2.   Name of Issuer: Nice Inc.



     a.   Date of Purchase: December 9, 2005



     b.   Number of Securities Purchased: 22,700 shares



     c.   Dollar Amount of Purchase: $1,049,875



     d.   Price per Share: $46.25



     e.   Affiliated Underwriter: Banc of America Securities LLC



     f.   Unaffiliated Underwriter: J.P. Morgan



     g.   Other Members of Underwriting Syndicate: CIBC World Markets Corp., UBS

          Securities LLC, RBC Capital Markets Corp., William Blair & Company LLC



     h.   Commission per Share: $1.392





Exhibit 77Q1(e)



               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT



WANGER ADVISORS TRUST, a Massachusetts business trust registered under the

Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company (the "Trust"), and COLUMBIA WANGER ASSET MANAGEMENT, L.P., a

Delaware limited partnership registered under the Investment Advisers Act of

1940 as an investment adviser ("Columbia WAM"), agree that:



1. ENGAGEMENT OF COLUMBIA WAM. Columbia WAM shall manage the investment and reinvestment of the assets of Wanger U.S. Smaller Companies, Wanger

International Small Cap, Wanger Select and Wanger International Select, series of the Trust (each, a "Fund," and collectively, the "Funds"), subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this agreement. Also subject to the supervision of the Board of Trustees of the Trust, Columbia WAM will endeavor to preserve the autonomy of the Trust as a separate legal entity. Columbia WAM will remain a wholly-owned subsidiary of Columbia Management Group, Inc. ("CMG") (or its successor) as a

Chicago-based investment management firm. If the Trust establishes one or more series in addition to the Funds named above with respect to which it desires to retain Columbia WAM as investment adviser hereunder, and if Columbia WAM is willing to provide such services under this agreement, the Trust and Columbia

WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Columbia WAM by the Trust with respect to such series and such other modifications of the terms of this agreement with respect to such series as the

Trust and Columbia WAM may agree. Upon execution of such a supplement by the

Trust and Columbia WAM, that series will become a Fund hereunder and shall be subject to the provisions of this agreement to the same extent as the Funds named above, except as modified by the supplement.



Columbia WAM shall give due consideration to the investment policies and restrictions and the other statements concerning the Funds in the Trust's agreement and declaration of trust, bylaws, and registration statement under the

1940 Act and the Securities Act of 1933 (the "1933 Act"), and to the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Funds as regulated investment companies. Columbia WAM shall be deemed for all purposes to be an independent contractor and not an agent of the Trust or the Funds, and unless otherwise expressly provided or authorized, shall have no authority to act or represent the Trust or the Funds in any way.



Columbia WAM will maintain the investment philosophy and research that the

Chicago-based management deems appropriate; its research activities will be separate and dedicated solely to Columbia WAM and it will maintain its own domestic and international trading activities. Columbia WAM will use its best efforts to maintain information systems that will provide timely and uninterrupted operating information and data consistent with all regulatory and compliance requirements. The Chicago-based management will have the responsibility and considerable latitude to recruit and compensate (on a competitive basis) investment management personnel and to control travel budgets for analysts consistent with its operational and strategic plans while always subject to the approval of the management of CMG.



Columbia WAM is authorized to make the decisions to buy and sell securities,

options, futures contracts and any other investments in which the Funds may invest pursuant to its investment objectives, policies and restrictions, to place the Funds' portfolio transactions with broker-dealers, and to negotiate the terms of such transactions, including brokerage commissions on brokerage transactions, on behalf of the Funds. Columbia WAM is authorized to exercise discretion with each Fund's policy concerning allocation of its portfolio brokerage, consistent with the Trust's registration statement and under the supervision of the Trust's Board of Trustees, and as permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934, and in

so doing shall not be required to make any reduction in its investment advisory fees.



Columbia WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders on behalf of other clients of Columbia WAM (as well as clients of other investment advisers affiliated with Columbia WAM, in the event that

Columbia WAM and such affiliated investment advisers share common trading facilities). In such event, Columbia WAM (or Columbia WAM and its affiliated advisers, as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.



Columbia WAM acknowledges the importance that the Board and its compliance committee place on full legal and regulatory compliance by CMG, Columbia WAM,

and all other Trust service providers and their personnel ("collectively

"Providers") and agrees to (i) fully cooperate with the Board, the compliance/contract review committee and the Chief Compliance Officer of the

Trust with all inquiries by the Trust concerning such compliance by the

Providers and (ii) proactively communicate with the Board, the compliance/contract review committee and the Chief Compliance Officer of the

Trust concerning material compliance matters and any instance of legal or regulatory non-compliance by the Providers of which Columbia WAM is aware and that Columbia WAM deems to be material. Such cooperation and communication by

Columbia WAM will be done after receipt of an inquiry or upon learning of any such legal ore regulatory non-compliance.



2. ADMINISTRATIVE SERVICES. Columbia WAM shall supervise the business and affairs of the Trust and each Fund and shall provide such services and facilities as may be required for effective administration of the Trust and

Funds as are not provided by employees or other agents engaged by the Trust;

provided that Columbia WAM shall not have any obligation to provide under this agreement any such services which are the subject of a separate agreement or arrangement between the Trust and Columbia WAM, any affiliate of Columbia WAM,

or any third party administrator.



3. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Columbia WAM under this agreement, Columbia WAM may,

to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors,

trustees, officers, and employees and (ii) subcontractors selected by Columbia

WAM, provided that Columbia WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Columbia WAM or such parties.



4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Columbia WAM agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for the Trust are the property of the Trust and to surrender promptly to the Trust any of such records upon the Trust's request; provided that Columbia WAM may at its own expense make and retain copies of any such records. Columbia WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.



5. EXPENSES TO BE PAID BY COLUMBIA WAM. Columbia WAM shall furnish to the Trust,

at Columbia WAM's expense, office space and all necessary office facilities,

equipment and personnel for managing that portion of the Trust's business relating to the Funds. Columbia WAM shall also assume and pay all other expenses incurred by it in connection with managing the assets of the Funds, including expenses in connection with placement of securities orders, all expenses of printing and distributing the Funds' prospectus and reports to prospective investors (except to the extent such expenses are allocated to a party other than the Trust in any participation or operating agreement to which the Trust is a party), and all expenses in determination of daily price computations,

portfolio accounting and related bookkeeping.



6. EXPENSES TO BE PAID BY THE TRUST. Except as otherwise provided in this agreement or any other contract to which the Trust is a party, the Trust shall pay all expenses incidental to its organization, operations and business,

including, without limitation:



(a) all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any;



(b) all charges of legal counsel and of independent auditors;



(c) all compensation of trustees other than those affiliated with Columbia WAM or the Trust's administrator, if any, and all expenses incurred in connection with their services to the Trust;



(d) all expenses of preparing, printing and distributing notices, proxy solicitation materials and reports to shareholders of the Funds;



(e) all expenses of meetings of shareholders of the Funds;



(f) all expenses of registering and maintaining the registration of the Trust under the 1940 Act and of shares of the Funds under the 1933 Act, including all expenses of preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940 Act and 1933 Act,

and of supplying each then existing shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;



(g) all costs of borrowing money;



(h) all expenses of publication of notices and reports to shareholders and to governmental bodies or regulatory agencies;

(i) all taxes and fees payable to federal, state or other governmental agencies,

domestic or foreign, and all stamp or other taxes;



(j) all expenses of printing and mailing certificates for shares of a Fund;



(k) all expenses of bond and insurance coverage required by law or deemed advisable by the Board;



(l) all expenses of qualifying and maintaining qualification of, or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of registration and qualification of the Trust under any other laws applicable to the Trust or its business activities;



(m) all fees, dues and other expenses related to membership of the Trust in any trade association or other investment company organization; and



(n) any extraordinary expenses.



In addition to the payment of expenses, the Trust shall also pay all brokers'

commissions and other charges relating to the purchase and sale of portfolio securities for each Fund.



Any expense borne by the Trust that is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as Columbia WAM determines is fair and appropriate, or as otherwise specified by the Board of Trustees of the Trust.



7. COMPENSATION OF COLUMBIA WAM. For the services to be rendered and the expenses to be assumed and to be paid by Columbia WAM under this agreement, the

Trust on behalf of the respective Funds shall pay to Columbia WAM fees accrued daily and paid monthly at the annual rates (as the percentage of the Fund's net assets) shown below:



WANGER U.S. SMALLER COMPANIES



     Assets                                                          Rate of Fee



     First $100 million........................................          0.990%

     $100 million to $250 million..............................          0.940%

     In excess of $250 million.................................          0.890%





WANGER INTERNATIONAL SMALL CAP



     Assets                                                          Rate of Fee



     First $100 million........................................          1.150%

     $100 million to $250 million..............................          1.000%

     $250 million to $500 million..............................          0.950%

     $500 million and over.....................................          0.850%

..........



WANGER SELECT





     All Assets................................................          0.850%



WANGER INTERNATIONAL SELECT



     All Assets................................................          0.990%

8. LIMITATION OF EXPENSES OF THE FUND. The total expenses of Wanger Select and

Wanger International Select through April 30, 2006, exclusive of taxes, of interest and of extraordinary litigation expenses, but including fees paid to

Columbia WAM, as a percentage of the Fund's net assets, shall not exceed 1.35%

or 1.45% per annum, respectively, and Columbia WAM agrees to reimburse each Fund for any sums expended for such expenses in excess of that amount. For purposes of calculating the expenses subject to this limitation, (i) brokers' commissions and other charges relating to the purchase and sale of portfolio securities and

(ii) the excess custodian costs attributable to investments in foreign securities compared to the custodian costs which would have been incurred had the investments been in domestic securities, shall not be regarded as expenses.

Reimbursement, if any, shall be made by reduction of the fees otherwise payable to Columbia WAM under this agreement, no less frequently than quarterly.

Notwithstanding the foregoing, the limitations on total expenses set forth above in this Section 8 shall not apply to any class of shares of a Fund established after November 1, 2001.



9. SERVICES OF COLUMBIA WAM NOT EXCLUSIVE. The services of Columbia WAM to the

Funds hereunder are not to be deemed exclusive, and Columbia WAM shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities. The principal investment management focus and responsibilities of Columbia WAM's portfolio managers and analysts will be dedicated to Columbia Acorn Trust and Wanger Advisors Trust.



10. SERVICES OTHER THAN AS MANAGER. Columbia WAM (or an affiliate of Columbia

WAM) may act as broker for the Funds in connection with the purchase or sale of securities by or to the Funds if and to the extent permitted by procedures adopted from time to time by the Board of Trustees of the Trust. Such brokerage services are not within the scope of the duties of Columbia WAM under this agreement, and, within the limits permitted by law and the Board of Trustees of the Trust, Columbia WAM (or an affiliate of Columbia WAM) may receive brokerage commissions, fees or other remuneration from the Funds for such services in addition to its fee for services under this agreement. Within the limits permitted by law, Columbia WAM or an affiliate of Columbia WAM may receive compensation from the Funds for other services performed by it for the Funds which are not within the scope of the duties of Columbia WAM under this agreement. The Trust hereby authorizes any entity or person associated with

Columbia WAM that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and

Rule 11a2-2(T) thereunder. The Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule

11a-2(T)(a)(iv).



11. LIMITATION OF LIABILITY OF COLUMBIA WAM. To the extent permitted by applicable law, neither Columbia WAM nor any of its partners, officers, agents,

employees or affiliates shall be liable to the Trust or its shareholders for any loss suffered by the Trust or its shareholders as a result of any error of judgment, or any loss arising out of any investment, or as a consequence of any other act or omission of Columbia WAM or any of its affiliates in the performance of Columbia WAM's duties under this agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of

Columbia WAM or such affiliate, or by reason of reckless disregard by Columbia

WAM or such affiliate of the obligations and duties of Columbia WAM under this agreement.



12. USE OF "WANGER" OR "COLUMBIA" NAME. The Trust may use the name "Wanger

Advisors Trust" or any name using the name "Columbia" or "Wanger" or any combination or derivation of either of them only for so long as this agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall remain affiliated with CMG and that shall have succeeded to the business of Columbia WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such similar agreement, shall no longer be in effect, the Trust will

(by amendment of its agreement and Declaration of Trust, if necessary) cease to use any name using the name "Columbia" or "Wanger" or any combination or derivation of either of them or any name similar thereto or any other name indicating that it is advised by or otherwise connected with Columbia WAM or with any organization which shall have succeeded to Columbia WAM's business as investment adviser. Columbia WAM's consent to the use of the name "Wanger" by the Trust shall not prevent Columbia WAM's permitting any other enterprise,

including other investment companies, to use that name.



13. DURATION AND RENEWAL. This agreement shall be effective on September 28,

2005. Unless terminated as provided in Section 14, this agreement shall continue in effect until July 31, 2006, and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those trustees who are not interested persons of the Trust or of Columbia WAM,

voting in person at a meeting called for the purpose of voting on such approval,

and (b) by either the Board of Trustees of the Trust or vote of the holders of a majority of the outstanding shares of each Fund.



14. TERMINATION. This agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust, or by a vote of the holders of a majority of the outstanding shares of each Fund, upon 60 days'

written notice to Columbia WAM. This agreement may be terminated by Columbia WAM at any time upon 60 days' written notice to the Trust. This agreement shall terminate automatically in the event of its assignment (as defined in Section

2(a)(4) of the 1940 Act).

15. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. A copy of the declaration of trust of the Trust is on file with the Secretary of The Commonwealth of

Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by officers of the Trust as officers and not individually.

Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or applicable series thereof) and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the trustees or shareholders of the Trust nor the execution of this agreement on behalf of the Trust shall impose any liability upon any trustee, officer or shareholder of the Trust.



16. AMENDMENT. This agreement may be amended in accordance with the 1940 Act.



17. NOTICES. Any notice, demand, change of address or other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):





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



If to Columbia WAM:                                  Columbia Wanger Asset

                                                     Management, L.P.

                                                     Attention: Bruce H. Lauer

                                                     227 West Monroe Street,

                                                     Suite 3000

                                                     Chicago, Illinois 60606

                                                     Telephone: 312 634-9200

                                                     Facsimile: 312 634-0016



                                                     with a copy to:

                                                     R. Scott Henderson

                                                     Bank of America

                                                     One Financial Center

                                                     Boston, MA 02111

                                                     Telephone:  617 772-3331

                                                     Facsimile:  617 345-0919



If to Wanger Advisors Trust:                         Wanger Advisors Trust

                                                     227 West Monroe Street,

                                                     Suite 3000

                                                     Chicago, Illinois 60606

                                                     Telephone: 312 634-9200

                                                     Facsimile: 312 634-1919



                                                     with a copy to:



                                                     Bell, Boyd & Lloyd LLC

                                                     Attention: Cameron S. Avery

                                                     70 West Madison Street,

                                                     Suite 3300

                                                     Chicago, Illinois 60602

                                                     Telephone: 312/372-1121

                                                     Facsimile: 312/372-2098



All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).



Dated as of September 28, 2005



WANGER ADVISORS TRUST                            COLUMBIA WANGER ASSET

                                                 MANAGEMENT, L.P.,

                                                 By WAM Acquisition GP, Inc.

                                                 Its General Partner





By: /s/ Charles P. McQuaid                       By:    /s/ Bruce H. Lauer

   ------------------------------                   ----------------------------

        Charles P. McQuaid                                  Bruce H. Lauer





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